COMMON STOCK

NUMBER

MW

INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE

m-Wise

COMMON STOCK

SHARES

CUSIP 554042 10 1

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY THAT

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.0017 EACH, OF

m-WISE, INC.

(hereinafter called the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and By-Laws of the Corporation and the amendments from time to time made thereto, copies of which are or will be on file at the principal office of the Corporation, to all of which the holder by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

m-WISE, INC. CORPORATE SEAL 2000 DELAWARE *

SECRETARY

PRESIDENT

Countersigned and Registered:
MANHATTAN TRANSFER REGISTRAR CO.
(MILLER PLACE, N.Y.)
Transfer Agent and Registrar
By
Authorized Signature

PRECISE CORPORATE PRINTING, N.Y.